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                                  POWER OF ATTORNEY


     I, Andrew P. Pilara, Jr., a Trustee and Vice President, and the Principal Executive Officer, of ROBERTSON STEPHENS INVESTMENT TRUST, hereby constitute and appoint Terry R. Otton my true and lawful attorney, with full power to him, to sign for me, and in my name and in the capacity indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A of the Robertson Stephens Investment Trust (Registration No. 33-16439; 811-5159) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto my said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorney may lawfully do or cause to be done by virtue thereof.

     WITNESS my hand and seal on the date set forth below.


SIGNATURE                               TITLE                    DATE
---------                               -----                    ----


/s/  Andrew P. Pilara, Jr.        Trustee; Vice President;      October 28, 1997
----------------------------      Principal Executive Officer
Andrew P. Pilara, Jr.